EXHIBIT 99
                    PRESS RELEASE
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Auxer Completes Acquisition of Telecom Switch Operations
Thursday, August 24, 2000 02:26 PM
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WEST PATERSON, N.J.-- (BUSINESS WIRE)--Aug. 24, 2000  The
Auxer group, Inc. (OTCBB:AXGI) announced today that it has completed the transfer of assets formerly associated with Sponge Technologies, Inc. to Auxer telecom, Inc., a new wholly owned subsidiary of The Auxer Group, Inc.. The subsidiary's operation has been relocated from Santas Monica California to a location on Wilshire Blvd., Los Angeles California. Auxer Telecom has been established and engineered to manage approximately $60 Million in initial telecommunications traffic. The company has secured and transferred key assets to include two (2) Excel based Switching Platforms running Excel ADS and XNT switching software with 128 T1 capacity, upgraded equipment, proprietary telecommunications billing and customer service systems and software, and carrier contracts. Additionally Auxer Telecom has finalized arrangements with key management and personnel in the areas of Customer Service, Operations, Information Systems, and Marketing & Sales.
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Auxer's new subsidiary initiated operations effective August
21st. The company's switches are expected to be fully operational within ten (10) days. The systems are expandable, ungradable and flexible in order to accommodate additional telecommunications traffic as well as various types of traffic. The company expects to begin announcing additional telecommunications traffic contracts and/or acquisitions that are currently in negotiations over the next several weeks. " Mr. Shaver and I spent last week out in Los Angeles negotiating agreements, finalizing contracts, visiting the operation site, as well as completing arrangements with key personnel. We had an excellent "kick off" experience with the new management team and we feel very privileged to have been able to assemble such a quality group of telecommunications engineers, customer service,
operations, and sales & marketing personnel.   They are
experienced in the telecommunication's industry and I
believe they can make an immediate impact in this growing marketplace. I feel this team and this organization has the ability to be one of the premier telecommunications groups active today. Auxer has provided them with a good financial base and the equipment necessary to handle the planned traffic," said Eugene Chiaramonte, Chairman of The Auxer Group.
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ABOUT THE COMPANY
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The Company is a holding company that has formed a
Telecommunications Group and opened a subsidiary, Auxer Telecom, Inc, which provides telecommunication switch services from the telecommunications carrier to the telecommunications industry. Additionally, Auxer owns an Automotive Group with three (3) active subsidiaries: The Harvey Westbury Corporation, Inc., Hardyston Distributors,
Inc. and CT Industries, Inc.   Harvey Westbury assembles and
packages automotive accessories under the name, Easy
Test(R), sells engine treatment under the name, Formula 2000 Ultimate(TM) and sells waxes and polishes under the name, Garry's Royal Satin(TM) to the automotive, marine and aviation industries. Hardyston Distributors, Inc. is a specialty distributor of automotive parts and accessories to local mechanics, service stations and dealers. CT Industries, Inc. has been designated to house any future internet related business and currently handles the internet-related sales from the company's websites as well as other retail programs.
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Forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including, without limitation, continued acceptance of the company's products, competition, new products and technological changes, intellectual property rights and other risks.
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For more information pleas visit our website at
www.auxer.com
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     CONTACT:      The Auxer Group, Inc.
                   Investor Relations: 800-201-3972
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